Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS FIRST QUARTER 2018 RESULTS

Net Income Increased 127% Year-Over-Year to $18.0 Million; Net Revenue Increased 29% to $62.1 Million

Net Interest Margin Expanded 9 Basis Points from Prior Quarter

11% Annualized First Quarter Deposit Growth

Record Level of Consumer and Small Business Loan Originations

STUART, Fla., April 26, 2018 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) reported net income of $18.0 million, or $0.38 per share for the first quarter of 2018, a 127% or $10.1 million increase year-over-year. Seacoast reported adjusted net income1 of $19.3 million, or $0.40 per share, representing an 88% or $9.0 million increase year-over-year.

For the first quarter 2018, return on average tangible assets was 1.34%, return on average tangible shareholders’ equity was 14.4%, and the efficiency ratio was 57.8%, compared to 0.97%, 10.7% and 64.0%, respectively, in the prior quarter and 0.74%, 8.8%, and 71.1%, respectively, in the first quarter of 2017.  Adjusted return on average tangible assets1 was 1.38%, adjusted return on average tangible shareholders’ equity1 was 14.8%, and the adjusted efficiency ratio1 was 57.1%, compared to 1.23%, 13.5%, and 52.6%, respectively, in the prior quarter, and 0.90%, 10.7%, and 64.7%, respectively, in the first quarter of 2017.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “Our strong financial and operating performance laid the foundation for driving sustained earnings growth throughout 2018 and beyond. We delivered robust deposit growth that supported margin expansion and achieved higher revenue across all of our business lines. Further, our ongoing commitment to leverage innovative data analytics has not only proven to be a valuable cost effective tool to better service our customers but has also supported a record quarter of consumer and small business originations.”

Hudson added, “Our balanced growth strategy, a combination of organic growth and acquisitions, continues to create value for shareholders. We have successfully completed the integration and cost rationalization of all three of our recent acquisitions, positioning Seacoast for further expansion in some of Florida’s largest and fastest growing markets.”

Charles M. Shaffer, Seacoast’s Chief Financial Officer, said, “Our quarterly results demonstrate our ability to balance a disciplined approach to credit, liquidity and expense management, while achieving strong organic growth. This led to higher shareholder returns, underscored by the increase in tangible book value per share to $11.39. With a loan-to-deposit ratio of 84% and a ratio of tangible common equity to tangible assets of 9.3%, our balance sheet enables us the flexibility to be prudent yet opportunistic in funding organic growth initiatives as well as accretive acquisitions.”

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

First Quarter 2018 Financial Highlights

Income Statement

•	Net income was $18.0 million, or $0.38 per diluted share, compared to $13.0 million or $0.28 for the prior quarter and $7.9 million or $0.20 for the first quarter of 2017. Adjusted net income[1] was $19.3 million, or $0.40 per diluted share, compared to $17.3 million or $0.37 for the prior quarter and $10.3 million or $0.26 for the first quarter of 2017.

•	Net revenues were $62.1 million, a decrease of $12.8 million or 17% compared to the prior quarter, and an increase of $14.0 million or 29% compared to the first quarter of 2017. Prior quarter results include a $15.2 million gain on the sale of Visa Class B stock. Adjusted revenues[1] were $62.2 million, an increase of $2.6 million, or 4%, from the prior quarter and an increase of $14.1 million, or 29% from the first quarter of 2017.

•	Net interest income totaled $49.8 million, an increase of $1.5 million or 3% from the prior quarter and an increase of $11.6 million or 30% from the first quarter of 2017.

•	Net interest margin was 3.80% in the current quarter compared to 3.71% in the prior quarter and 3.63% in the first quarter of 2017. The increase in the current quarter reflects the positive impact on loans and securities of increases in benchmark interest rates, higher add-on rates for new loan production, and growth in demand deposits. Partially offsetting, the cost of interest bearing liabilities increased 6 basis points.

•	Noninterest income totaled $12.3 million, a decrease of $14.3 million or 54% compared to the prior quarter and an increase of $2.4 million or 24% from the first quarter of 2017. Results in the fourth quarter of 2017 included a $15.2 million gain on the sale of Visa Class B stock. Adjusted noninterest income[1] totaled $12.4 million for the quarter, an increase of $1.0 million or 9% compared to prior quarter and an increase of $2.5 million or 25% from the first quarter of 2017. During the quarter, growth across our businesses and markets resulted in improvements in nearly every category. Other income benefited from continued progress by our SBA lending group, resulting in recognized gains on sale of $0.7 million in the quarter, an increase of $0.5 million from the fourth quarter of 2017.

•	The provision for loan losses was $1.1 million, compared to $2.3 million in the prior quarter and $1.3 million in the first quarter of 2017, reflecting continuing positive credit trends.

•	Noninterest expense was $37.2 million compared to $39.2 million in the prior quarter and $34.7 million in the first quarter of 2017. In the prior quarter, noninterest expense included a favorable adjustment of $2.0 million of performance related incentives, and charges totaling $6.8 million associated with the fourth-quarter bank acquisitions. Adjusted noninterest expense[1] was $35.7 million compared to $31.4 million in the prior quarter, and $30.9 million in the first quarter of 2017. The increase quarter over quarter in adjusted noninterest expense[1] is the result of the full impact of the two acquisitions, normalized compensation accruals, and the return of seasonal 401k and payroll tax expenses.

•	Seacoast recorded $5.8 million in income tax expense in the current quarter, compared to $20.4 million in the prior quarter and $4.1 million in the first quarter of 2017. The effective tax rate of 24.3% in the current quarter reflects the positive impact of the new lower corporate tax rate, offset by the effect of an additional $0.3 million write down of deferred tax assets arising from measurement period adjustments on a prior year bank acquisition. The write down of these assets in the current quarter increased the effective tax rate by 1.1%.

•	The efficiency ratio was 57.8% compared to 64.0% in the prior quarter and 71.1% in the first quarter of 2017. The adjusted efficiency ratio[1] was 57.1% compared to 52.6% in the prior quarter and 64.7% in the first quarter of 2017.

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Balance Sheet

•	At March 31, 2018, the Company had total assets of $5.9 billion and total shareholders' equity of $701.9 million. Book value per share was $14.94 and tangible book value per share was $11.39, compared to $14.70 and $11.15, respectively, at December 31, 2017 and $12.34 and $10.41, respectively, at March 31, 2017. Excluding the $7.9 million decline in accumulated other comprehensive income during the quarter, the result of the impact of higher interest rates on available for sale securities, tangible book value per share would have been $11.56.

•	Net loans totaled $3.9 billion at March 31, 2018, an increase of $78.8 million or 8% annualized in the current quarter, and an increase of $920 million or 31% from March 31, 2017. Excluding the acquisitions in 2017, loans increased $265 million or 9% from March 31, 2017.
•	Consumer and small business originations reached a record $98.4 million.
•	Closed residential loans retained were $79.1 million, an increase of 5% from the prior quarter.
•	Commercial originations were $122.1 million. We continue to prudently manage commercial real estate exposure. Construction and land development and commercial real estate loans remain well below regulatory guidance with construction and land development at 63% and commercial real estate at 206% of total risk based capital, respectively.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) have rebounded from the impact of the fall hurricane season. At March 31, 2018, pipelines were $50.4 million in consumer and small business, $70.8 million in residential, and $122.7 million in commercial.
•	Consumer and small business pipelines were higher by $11.5 million, or 30%, compared to the prior quarter.
•	Residential pipelines were higher by $21.9 million, or 45%, from prior quarter.
•	Commercial pipelines increased by $3.8 million, or 3%, from prior quarter.

•	Total deposits were $4.7 billion as of March 31, 2018, an increase of $127 million, or 11% annualized in the current quarter, and an increase of $1.0 billion, or 28%, from March 31, 2017.
•	Since March 31, 2017, interest bearing deposits (interest bearing demand, savings and money markets deposits) increased $433 million, or 21%, to $2.5 billion, noninterest bearing demand deposits increased $263 million, or 21%, to $1.5 billion, and CDs increased $345 million, or 86%, to $743 million.
•	Excluding acquired deposits, noninterest bearing deposits increased 8% and total deposits increased 5% compared to March 31, 2017.
•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding was $4.1 billion at March 31, 2018, compared to $4.0 billion at December 31, 2017 and $3.5 billion at March 31, 2017.
•	Overall cost of deposits remains attractive at 0.33%.

•	First quarter return on average tangible assets (ROTA) was 1.34%, compared to 0.97% in the prior quarter and 0.74% in the first quarter of 2017. Adjusted ROTA[1] was 1.38% compared to 1.23% in the prior quarter and 0.90% in the first quarter of 2017.

Capital

•	First quarter return on average tangible common equity (ROTCE) was 14.4%, compared to 10.7% in the prior quarter and 8.8% in the first quarter of 2017. Adjusted ROTCE[1] was 14.8% compared to 13.5% in the prior quarter and 10.7% in the first quarter of 2017.
•	The common equity tier 1 capital ratio (CET1) was 12.7%, total capital ratio was 15.0% and the tier 1 leverage ratio was 10.7% at March 31, 2018.
•	Tangible common equity to tangible assets was 9.3% at March 31, 2018, compared to 9.3% at December 31, 2017, and 9.0% at March 31, 2017.

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.50% at March 31, 2018, 0.51% at December 31, 2017, and 0.57% at March 31, 2017.

•	Nonperforming assets to total assets was 0.50% at March 31, 2018, 0.47% at December 31, 2017 and 0.52% at March 31, 2017. Of the $29.6 million in nonperforming assets, $3.1 million related to four closed branch properties held as REO.
•	The ratio of allowance for loan losses to total loans was 0.72% at March 31, 2018, 0.71% at December 31, 2017, and 0.83% at March 31, 2017. The ratio of allowance for loan losses to non-acquired loans was 0.90% at March 31, 2018, 0.90% at December 31, 2017, and 0.95% at March 31, 2017. Net charges offs were near zero for the current quarter, reflecting continued strong credit trends.

FINANCIAL HIGHLIGHTS	(Unaudited)
(Amounts in thousands except per share data)

	Quarterly Trends

	1Q'18	4Q'17	3Q'17	2Q'17	1Q'17
Selected Balance Sheet Data:
Total Assets	$5,903,101	$5,810,129	$5,340,413	$5,281,295	$4,769,775
Gross Loans	3,897,125	3,817,377	3,384,991	3,330,075	2,973,759
Total Deposits	4,719,543	4,592,720	4,112,600	3,975,458	3,678,645

Performance Measures:
Net Income	18,027	13,047	14,216	7,676	7,926
Net Interest Margin	3.80%	3.71%	3.74%	3.84%	3.63%
Average Diluted Shares Outstanding	47,688	46,473	43,792	43,556	39,499
Diluted Earnings Per Share (EPS)	$0.38	$0.28	$0.32	$0.18	$0.20
Return on (annualized):
Average Assets (ROA)	1.25%	0.91%	1.06%	0.61%	0.68%
Average Tangible Common Equity (ROTCE)	14.41	10.69	12.45	7.25	8.77
Efficiency Ratio	57.80	64.00	58.90	73.90	71.10

Adjusted Operating Measures[1]:
Adjusted Net Income	$19,298	$17,261	$15,145	$12,665	$10,270
Adjusted Diluted EPS	0.40	0.37	0.35	0.29	0.26
Adjusted ROTA	1.38%	1.23%	1.16%	1.02%	0.90%
Adjusted ROTCE	14.8	13.5	12.8	11.2	10.7
Adjusted Efficiency Ratio	57.1	52.6	57.7	61.2	64.7
Adjusted Noninterest Expenses as a Percent of Average Tangible Assets	2.55	2.24	2.50	2.73	2.71

Other Data
Market capitalization[2]	$1,243,644	$1,182,796	$1,039,506	$1,047,361	$976,368
Full-time equivalent employees	814	805	762	759	743
Number of ATMs	86	85	76	76	76
Full service banking offices	49	51	45	45	46
Registered online users	91,636	83,881	78,880	75,394	71,385
Registered mobile devices	65,336	62,516	58,032	55,013	50,729

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”
[2]	Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020

We are confident in our ability to achieve our Vision 2020 targets announced at our Investor Day in February of 2017. The enactment of the Tax Cuts and Jobs Act of 2017 on December 22, 2017 should have a significant positive impact on the United States economy and growth in our Florida markets. This clearly creates an opportunity for us to accelerate the achievement of our Vision 2020 objectives. As the impact of this new legislation on our operating markets materializes, we will provide further updates on our progress and updated objectives.

Vision 2020 Targets
Return on Tangible Assets	1.30%+
Return on Tangible Common Equity	16%+
Efficiency Ratio	Below 50%

First Quarter Strategic Highlights

Modernizing How We Sell

•	Small Business Administration (SBA) activity saw significant growth from the prior year, driven by streamlined processes and a new technology partnership, resulting in $0.7 million in noninterest income in the current quarter. We expect continued growth in this segment over the remainder of the year.
•	Late last year Seacoast Wealth Management migrated its third-party brokerage platform to an industry leading provider. The shift will provide better tools, sales support, and technology.
•	In early 2016, we invested in a team of wealth management professionals in the Central Florida market. This team has contributed to originations of $120 million in new assets under management in the last twelve months, resulting in a record quarter for trust fee income.
•	In 2018 we’ll further connect our Bankers with insights to better meet customer needs. We’ll make enhancements to our proprietary Connections portal which provides our Bankers with greater access to customer service/activity timelines and opportunities to better meet customer needs and improve engagement.
•	We’re focused on continuing to improve revenue per customer. Since we began applying our proprietary methodology in mid-2015, risk adjusted revenue per customer has grown by 30%. These results were achieved by using analytics and marketing automation combined with improved sales execution to improve customer engagement. This methodology has allowed us to focus our prospecting and relationship deepening efforts on those customers with the largest economic opportunity. Our focus to date has been consumer and small business segments. Our objective in 2018 is to expand to other business units within the franchise.

Lowering Our Cost to Serve

•	We consolidated two recently-acquired banking center locations in the first quarter 2018, consistent with our strategy of reducing our footprint to provide funding for technology investments needed to meet the evolving demands of our customers.
•	We continue to invest in our Florida call center to support our growth strategy and our 24/7 customer service model. Last year, we migrated operations to the Orlando area; and in 2018, we expect to modernize our software platform to improve our self-serve options for customers and streamline manual processes for associates.

Driving Improvements in How Our Business Operates

•	In 2017, we outsourced a portion of our mortgage fulfillment and processing services to create greater scalability. This capability was demonstrated in the first quarter during which we generated near record mortgage originations while maintaining cycle times.
•	We are focused on creating more efficient fulfillment and customer service processes, especially in Commercial Banking, by investing in equipment and software upgrades to ensure data quality and our ability to scale efficiently, and improving our analytics and reporting services, resulting in greater operating leverage.

Scaling and Evolving Our Culture

•	In February, we welcomed Amie Seymour to Seacoast as EVP, Chief Technology Officer. Amie’s focus is the continued development and execution of the Bank’s overall technology roadmap. Prior to joining Seacoast, Amie worked for Raymond James Financial as Vice President of Information Technology and Chief of Staff to the Chief Information Officer. Prior, Amie was the Chief Information Officer for a global digital consumer finance company, DFC Global, where she was instrumental in integrating various acquired companies and supporting lending businesses in eight countries. Prior to DFC Global, she served at Capital One Financial Corporation leading development of the first mobile application and was a founding member of the innovation lab.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, April 27, 2018 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 466-9845 (passcode: 9476 549). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of April 27, 2018 by dialing (888) 843-7419 and using passcode: 9476 549#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "News/Events" under the heading "Press Releases." Beginning the afternoon of April 27, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.9 billion in assets and $4.7 billion in deposits as of March 31, 2018. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 49 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Quarterly Trends

	1Q'18	4Q'17	3Q'17	2Q'17	1Q'17
Summary of Earnings
Net income	$18,027	$13,047	$14,216	$7,676	$7,926
Adjusted net income (1)	19,298	17,261	15,145	12,665	10,270
Net interest income (2)	49,853	48,402	45,903	44,320	38,377
Net interest margin (2), (3)	3.80%	3.71%	3.74%	3.84%	3.63

Performance Ratios
Return on average assets-GAAP basis (3)	1.25%	0.91%	1.06%	0.61%	0.68
Return on average tangible assets (3),(4)	1.34	0.97	1.12	0.66	0.74
Adjusted return on average tangible assets (1), (3), (4)	1.38	1.23	1.16	1.02	0.90

Return on average shareholders' equity-GAAP basis (3)	10.52	7.87	9.59	5.43	6.89
Return on average tangible shareholders' equity-GAAP basis (3),(4)	14.41	10.69	12.45	7.25	8.77
Adjusted return on average tangible common equity (1), (3), (4)	14.82	13.49	12.80	11.22	10.74
Efficiency ratio (5)	57.80	63.95	58.93	73.90	71.08
Adjusted efficiency ratio (1)	57.05	52.55	57.69	61.20	64.65
Noninterest income to total revenue	19.95	35.49	20.06	19.16	20.61
Tangible common equity to tangible assets	9.33	9.27	9.13	8.88	9.04
Loan-to-deposit ratio	84.10	82.54	85.18	83.48	83.12

Per Share Data
Net income diluted-GAAP basis	$0.38	$0.28	$0.32	$0.18	$0.20
Net income basic-GAAP basis	0.38	0.29	0.33	0.18	0.20
Adjusted earnings (1)	0.40	0.37	0.35	0.29	0.26

Book value per share common	14.94	14.70	13.66	13.29	12.34
Tangible book value per share	11.39	11.15	10.95	10.55	10.41
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."
(2)	Calculated on a fully taxable equivalent basis using amortized cost.
(3)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(4)	The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
(5)	Defined as (noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties) divided by net operating revenue(net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Dollars in thousands, except share and per share data)	1Q'18	4Q'17	3Q'17	2Q'17	1Q'17

Interest on securities:
Taxable	$9,361	$9,153	$8,823	$8,379	$8,087
Nontaxable	243	231	189	206	287
Interest and fees on loans	45,257	43,322	40,403	38,209	31,891
Interest on federal funds sold and other investments	616	638	664	604	510
Total Interest Income	55,477	53,344	50,079	47,398	40,775

Interest on deposits	1,538	1,246	930	854	624
Interest on time certificates	2,179	2,032	1,266	814	566
Interest on borrowed money	1,998	1,840	2,134	1,574	1,420
Total Interest Expense	5,715	5,118	4,330	3,242	2,610

Net Interest Income	49,762	48,226	45,749	44,156	38,165
Provision for loan losses	1,085	2,263	680	1,401	1,304
Net Interest Income After Provision for Loan Losses	48,677	45,963	45,069	42,755	36,861

Noninterest income:
Service charges on deposit accounts	2,672	2,566	2,626	2,435	2,422
Trust fees	1,021	941	967	917	880
Mortgage banking fees	1,402	1,487	2,138	1,272	1,552
Brokerage commissions and fees	359	273	351	351	377
Marine finance fees	573	313	137	326	134
Interchange income	2,942	2,836	2,582	2,671	2,494
BOLI income	1,056	1,100	836	757	733
Other	2,373	1,861	1,844	1,738	1,313
	12,398	11,377	11,481	10,467	9,905
Gain on sale of VISA stock	0	15,153	0	0	0
Securities gains/(losses), net	(102)	112	(47)	21	0
Total Noninterest Income	12,296	26,642	11,434	10,488	9,905

Noninterest expenses:
Salaries and wages	15,381	16,321	15,627	18,375	15,369
Employee benefits	3,081	2,812	2,917	2,935	3,068
Outsourced data processing costs	3,679	4,160	3,231	3,456	3,269
Telephone / data lines	612	538	573	648	532
Occupancy	3,117	3,265	2,447	4,421	3,157
Furniture and equipment	1,457	1,806	1,191	1,679	1,391
Marketing	1,252	1,490	1,298	1,074	922
Legal and professional fees	1,973	3,054	2,560	3,276	2,132
FDIC assessments	598	558	548	650	570
Amortization of intangibles	989	964	839	839	719
Foreclosed property expense and net (gain)/loss on sale	192	(7)	(296)	297	(293)
Other	4,833	4,223	3,427	3,975	3,910
Total Noninterest Expenses	37,164	39,184	34,361	41,625	34,746

Income Before Income Taxes	23,809	33,421	22,142	11,618	12,020
Income taxes	5,782	20,374	7,926	3,942	4,094

Net Income	$18,027	$13,047	$14,216	$7,676	$7,926

Per share of common stock:

Net income diluted	$0.38	$0.28	$0.32	$0.18	$0.20
Net income basic	0.38	0.29	0.33	0.18	0.20
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	47,688,388	46,472,538	43,792,108	43,556,285	39,498,835
Average basic shares outstanding	46,951,829	45,541,099	43,151,248	42,841,152	38,839,284

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except share data)	2018	2017	2017	2017	2017

Assets
Cash and due from banks	$129,065	$104,039	$114,621	$88,133	$133,923
Interest bearing deposits with other banks	6,794	5,465	10,657	20,064	10,914
Total Cash and Cash Equivalents	135,859	109,504	125,278	108,197	144,837

Time deposits with other banks	12,553	12,553	14,591	16,426	0

Debt Securities:
Available for sale (at fair value)	982,958	949,460	990,299	1,010,244	902,775
Held to maturity (at amortized cost)	400,647	416,863	374,773	397,096	379,657
Total Debt Securities	1,383,605	1,366,323	1,365,072	1,407,340	1,282,432

Loans held for sale	20,887	24,306	29,447	22,262	16,326

Loans	3,897,125	3,817,377	3,384,991	3,330,075	2,973,759
Less: Allowance for loan losses	(28,118)	(27,122)	(26,232)	(26,000)	(24,562)
Net Loans	3,869,007	3,790,255	3,358,759	3,304,075	2,949,197

Bank premises and equipment, net	64,577	66,883	57,092	56,765	58,611
Other real estate owned	10,288	7,640	7,142	8,497	7,885
Goodwill	148,555	147,578	101,747	101,739	64,649
Other intangible assets, net	18,246	19,099	16,102	16,941	13,853
Bank owned life insurance	120,654	123,981	118,762	88,003	85,237
Net deferred tax assets	24,427	25,417	43,951	52,195	55,834
Other assets	94,443	116,590	102,356	98,855	90,914
Total Assets	$5,903,101	$5,810,129	$5,340,299	$5,281,295	$4,769,775

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,488,261	$1,400,227	$1,284,118	$1,308,458	$1,225,124
Interest-bearing demand	1,015,054	1,050,755	935,097	934,861	870,457
Savings	437,878	434,346	379,499	376,825	363,140
Money market	1,035,531	931,458	870,788	861,119	821,606
Other time certificates	410,108	414,277	288,398	278,890	267,837
Brokered time certificates	184,405	217,385	281,551	149,270	66,741
Time certificates of more than $250,000	148,306	144,272	73,149	66,035	63,740
Total Deposits	4,719,543	4,592,720	4,112,600	3,975,458	3,678,645

Securities sold under agreements to repurchase	173,249	216,094	142,153	167,558	183,107
Federal Home Loan Bank borrowings	208,000	211,000	389,000	395,000	302,000
Subordinated debt	70,591	70,521	70,451	70,381	70,311
Other liabilities	29,857	30,130	31,654	95,521	33,218
Total Liabilities	5,201,240	5,120,465	4,745,858	4,703,918	4,267,281

Shareholders' Equity
Common stock	4,698	4,693	4,351	4,339	4,075
Additional paid in capital	663,727	661,632	576,825	574,842	510,806
Retained earnings (accumulated deficit)	47,825	29,914	16,161	1,945	(5,731)
Treasury stock	(2,279)	(2,359)	(1,730)	(1,768)	(1,172)
	713,971	693,880	595,607	579,358	507,978
Accumulated other comprehensive loss, net	(12,110)	(4,216)	(1,166)	(1,981)	(5,484)
Total Shareholders' Equity	701,861	689,664	594,441	577,377	502,494
Total Liabilities & Shareholders' Equity	$5,903,101	$5,810,129	$5,340,299	$5,281,295	$4,769,775

Common Shares Outstanding	46,983,165	46,917,735	43,512,179	43,458,973	40,715,938

Note:  The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Dollars in thousands)	1Q'18	4Q'17	3Q'17	2Q'17	1Q'17

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$117	$1,475	$612	$304	$211
Net charge-offs (recoveries) - acquired loans	(116)	(139)	(333)	(405)	(118)
Total net charge-offs (recoveries)	$1	$1,336	$279	$(101)	$93

TDR valuation adjustments	$88	$37	$169	$64	$49

Net charge-offs (recoveries) to average loans - non-acquired loans	0.01%	0.16%	0.07%	0.04%	0.03%
Net charge-offs (recoveries) to average loans - acquired loans	(0.01)	(0.02)	(0.04)	(0.05)	(0.02)
Total net charge-offs (recoveries) to average loans	0.00	0.14	0.03	(0.01)	0.01

Loan loss provision (recapture) - non-acquired loans	$1,383	$2,053	$795	$1,690	$1,504
Loan loss provision (recapture) - acquired loans	(298)	210	(115)	(289)	(200)
Total loan loss provision	$1,085	$2,263	$680	$1,401	$1,304

Allowance for loan losses - non-acquired loans	$27,541	$26,363	$25,822	$25,809	$24,487
Allowance for loan losses - acquired loans	577	759	410	191	75
Total allowance for loan losses	$28,118	$27,122	$26,232	$26,000	$24,562

Non-acquired loans at end of period	$3,063,618	$2,922,609	$2,837,490	$2,722,866	$2,572,549
Purchased noncredit impaired loans at end of period	819,814	877,351	537,057	594,077	388,228
Purchased credit impaired loans at end of period	13,693	17,417	10,443	13,132	12,982
Total loans	$3,897,125	$3,817,377	$3,384,990	$3,330,075	$2,973,759

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.90%	0.90%	0.91%	0.95%	0.95%
Total allowance for loan losses to total loans at end of period	0.72	0.71	0.77	0.78	0.83
Acquired loans allowance for loan losses to acquired loans at end of period	0.07	0.08	0.07	0.03	0.02
Discount for credit losses to acquired loans at end of period	2.32	2.33	2.77	3.37	4.25

End of Period
Nonperforming loans - non-acquired loans	$12,628	$12,569	$10,877	$10,541	$10,557
Nonperforming loans - acquired loans	6,711	6,955	3,498	6,632	6,428
Other real estate owned - non-acquired	2,246	2,246	1,748	1,748	2,790
Other real estate owned - acquired	4,969	1,632	1,632	1,645	1,203
Bank branches closed included in other real estate owned	3,073	3,762	3,762	5,104	3,892
Total nonperforming assets	$29,627	$27,164	$21,517	$25,670	$24,870

Restructured loans (accruing)	$14,777	$15,559	$16,181	$16,941	$18,125

Nonperforming loans to loans at end of period - non-acquired loans	0.41%	0.43%	0.38%	0.39%	0.41%
Nonperforming loans to loans at end of period - acquired loans	0.81	0.78	0.64	1.09	1.60
Allowance for loan losses to nonperforming loans - non-acquired loans	218.10	209.75	237.40	244.84	231.95
Total nonperforming loans to loans at end of period	0.50	0.51	0.42	0.52	0.57

Nonperforming assets to total assets - non-acquired	0.30%	0.32%	0.31%	0.33%	0.36%
Nonperforming assets to total assets - acquired	0.20	0.15	0.10	0.16	0.16
Total nonperforming assets to total assets	0.50	0.47	0.40	0.49	0.52

Average Balances
Total average assets	$5,851,688	$5,716,230	$5,316,119	$5,082,002	$4,699,745
Less: Intangible assets	167,136	149,432	118,364	114,563	78,878
Total average tangible assets	$5,684,552	$5,566,798	$5,197,755	$4,967,439	$4,620,867

Total average equity	$695,240	$657,100	$587,919	$567,448	$466,847
Less: Intangible assets	167,136	149,432	118,364	114,563	78,878
Total average tangible equity	$528,104	$507,668	$469,555	$452,885	$387,969

	March 31,	December 31,	September 30,	June 30,	March 31,
LOANS	2018	2017	2017	2017	2017

Construction and land development	$374,244	$343,125	$245,151	$230,574	$174,992
Commercial real estate - Owner Occupied	796,898	791,408	688,224	654,783	628,241
Commercial real estate - Non-Owner Occupied	848,341	848,584	789,867	809,285	725,899
Residential real estate	1,065,152	1,038,810	941,169	991,144	893,674
Consumer	195,788	189,436	185,122	179,151	165,764
Commercial and financial	616,702	606,014	535,457	465,138	385,189
Total Loans	$3,897,125	$3,817,377	$3,384,990	$3,330,075	$2,973,759

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	1Q'18			4Q'17			1Q'17
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,361,277	$9,361	2.75%	$1,369,921	$9,153	2.67%	$1,279,246	$8,087	2.53%
Nontaxable	32,640	307	3.76	31,282	354	4.53	27,833	441	6.34
Total Securities	1,393,917	9,668	2.77	1,401,203	9,507	2.71	1,307,079	8,528	2.61

Federal funds sold and othe investments	56,173	616	4.45	79,025	638	3.20	56,771	510	3.64

Loans, net	3,872,369	45,284	4.74	3,691,344	43,375	4.66	2,918,665	31,949	4.44

Total Earning Assets	5,322,459	55,568	4.23	5,171,572	53,520	4.11	4,282,515	40,987	3.88

Allowance for loan losses	(27,469)			(26,298)			(24,036)
Cash and due from banks	113,899			121,109			105,803
Premises and equipment	65,932			64,121			58,783
Intangible assets	167,136			149,432			78,878
Bank owned life insurance	122,268			123,272			84,811
Other assets	87,463			113,022			112,991

Total Assets	$5,851,688			$5,716,230			$4,699,745

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,001,672	$450	0.18	$976,295	$367	0.15	$834,244	$163	0.08
Savings	435,433	104	0.10	431,124	94	0.09	353,452	44	0.05
Money market	976,498	984	0.41	929,914	785	0.33	803,795	417	0.21
Time deposits	776,807	2,179	1.14	761,720	2,032	1.06	347,143	566	0.66
Federal funds purchased and securities sold under agreements to repurchase	175,982	274	0.63	166,006	231	0.55	181,102	153	0.34
Federal Home Loan Bank borrowings	276,389	1,030	1.51	320,380	968	1.20	426,144	702	0.67
Other borrowings	70,550	694	3.99	70,480	641	3.61	70,273	565	3.26

Total Interest-Bearing Liabilities	3,713,331	5,715	0.62	3,655,919	5,118	0.56	3,016,153	2,610	0.35

Noninterest demand	1,413,967			1,373,403			1,183,813
Other liabilities	29,150			29,808			32,932
Total Liabilities	5,156,448			5,059,130			4,232,898

Shareholders' equity	695,240			657,100			466,847

Total Liabilities & Equity	$5,851,688			$5,716,230			$4,699,745

Interest expense as a % of earning assets			0.44			0.39			0.25
Net interest income as a % of earning assets		$49,853	3.80%		$48,402	3.71%		$38,377	3.63%

(1)

On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017

Customer Relationship Funding
Noninterest demand
Commercial	$1,163,119	$1,073,539	$997,749	$995,720	$916,940
Retail	252,055	253,454	217,809	238,506	234,109
Public funds	49,014	50,837	43,686	47,691	52,126
Other	24,073	22,397	24,874	26,541	21,949
	1,488,261	1,400,227	1,284,118	1,308,458	1,225,124

Interest-bearing demand
Commercial	164,359	157,272	156,176	155,178	117,629
Retail	700,262	702,616	670,705	659,906	613,121
Public funds	150,433	190,867	108,216	119,777	139,707
	1,015,054	1,050,755	935,097	934,861	870,457

Total transaction accounts
Commercial	1,327,478	1,230,811	1,153,925	1,150,898	1,034,569
Retail	952,317	956,070	888,514	898,412	847,230
Public funds	199,447	241,704	151,902	167,468	191,833
Other	24,073	22,397	24,874	26,541	21,949
	2,503,315	2,450,982	2,219,215	2,243,319	2,095,581

Savings	437,878	434,346	379,499	376,825	363,140

Money market
Commercial	410,527	375,471	360,567	351,871	313,094
Retail	522,882	471,086	431,325	427,575	414,886
Public funds	102,122	84,901	78,896	81,673	93,626
	1,035,531	931,458	870,788	861,119	821,606

Time certificates of deposit	742,819	775,934	643,098	494,195	398,318
Total Deposits	$4,719,543	$4,592,720	$4,112,600	$3,975,458	$3,678,645

Customer sweep accounts	$173,249	$216,094	$142,153	$167,558	$183,107

Total core customer funding (1)	$4,149,973	$4,032,880	$3,611,655	$3,648,821	$3,463,434

(1)	Total deposits and customer sweep accounts, excluding certificates of deposit.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

RECONCILIATION OF NON-GAAP MEASURES

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Dollars in thousands except per share data)	1Q'18	4Q'17	3Q'17	2Q'17	1Q'17

Net income	$18,027	$13,047	$14,216	$7,676	$7,926

Gain on sale of VISA stock	0	(15,153)	0	0	0
Securities (gains)/losses, net	102	(112)	47	(21)	0
Total Adjustments to Revenue	102	(15,265)	47	(21)	0

Merger related charges	470	6,817	491	5,081	533
Amortization of intangibles	989	963	839	839	719
Business continuity expenses - Hurricane Irma	0	0	352	0	0
Branch reductions and other expense initiatives	0	0	(127)	1,876	2,572
Total Adjustments to Noninterest Expense	1,459	7,780	1,555	7,796	3,824

Effective tax rate on adjustments	(538)	3,147	(673)	(2,786)	(1,480)
Effect of change in corporate tax rate	248	8,552	0	0	0
Adjusted Net Income	$19,298	$17,261	$15,145	$12,665	$10,270
Earnings per diluted share, as reported	0.38	0.28	0.32	0.18	0.20
Adjusted Earnings per Diluted Share	0.40	0.37	0.35	0.29	0.26
Average shares outstanding (000)	47,688	46,473	43,792	43,556	39,499

Revenue	$62,058	$74,868	$57,183	$54,644	$48,070
Total Adjustments to Revenue	102	(15,265)	47	(21)	0
Adjusted Revenue	62,160	59,603	57,230	54,623	48,070

Noninterest Expense	37,164	39,184	34,361	41,625	34,746
Total Adjustments to Noninterest Expense	1,459	7,780	1,555	7,796	3,824
Adjusted Noninterest Expense	35,705	31,404	32,806	33,829	30,922

Adjusted Noninterest Expense	35,705	31,404	32,806	33,829	30,922
Foreclosed property expense and net (gain)/loss on sale	192	(7)	(296)	297	(293)
Net Adjusted Noninterest Expense	35,513	31,411	33,102	33,532	31,215

Adjusted Revenue	62,160	59,603	57,230	54,623	48,070
Impact of FTE adjustment	91	174	154	164	211
Adjusted Revenue on a fully taxable equivalent basis	62,251	59,777	57,384	54,787	48,281
Adjusted Efficiency Ratio	57.1%	52.6%	57.7%	61.2%	64.7%

Average Assets	$5,851,688	$5,716,230	$5,316,119	$5,082,002	$4,699,745
Less average goodwill and intangible assets	(167,136)	(149,432)	(118,364)	(114,563)	(78,878)
Average Tangible Assets	5,684,552	5,566,798	5,197,755	4,967,439	4,620,867

Return on Average Assets (ROA)	1.25%	0.91%	1.06%	0.61%	0.68%
Impact of removing average intangible assets and related amortization	0.09	0.06	0.06	0.05	0.06
Return on Tangible Average Assets (ROTA)	1.34	0.97	1.12	0.66	0.74
Impact of other adjustments for Adjusted Net Income	0.04	0.26	0.04	0.36	0.16
Adjusted Return on Average Tangible Assets	1.38	1.23	1.16	1.02	0.90

Average Shareholders' Equity	$695,240	$657,100	$587,919	$567,448	$466,847
Less average goodwill and intangible assets	(167,136)	(149,432)	(118,364)	(114,563)	(78,878)
Average Tangible Equity	528,104	507,668	469,555	452,885	387,969

Return on Average Shareholders' Equity	10.5%	7.9%	9.6%	5.4%	6.9%
Impact of removing average intangible assets and related amortization	3.9	2.8	2.9	1.9	1.9
Return on Average Tangible Common Equity (ROTCE)	14.4	10.7	12.5	7.3	8.8
Impact of other adjustments for Adjusted Net Income	0.4	2.8	0.3	3.9	1.9
Adjusted Return on Average Tangible Common Equity	14.8	13.5	12.8	11.2	10.7